Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:	Fraser Engerman
(414) 524-2733

Investors:	Antonella Franzen
(609) 720-4665

Ryan Edelman
(609) 720-4545

Johnson Controls completes separation of Adient

Milestone signifies company’s transformation to global multi-industrial leader

Cork, Ireland, Oct. 31, 2016— Johnson Controls, (NYSE: JCI), announced today its automotive seating business is now Adient (NYSE: ADNT) an independent, publicly traded company with 75,000 employees globally focused on strengthening its market leading position.

The separation of Adient completes a process begun more than a year ago when Johnson Controls announced its plan to spin off the automotive seating business as part of its multi-industrial strategy focused on making investments in the company’s core growth platforms around buildings and energy.

Johnson Controls Chairman and Chief Executive Officer Alex Molinaroli joined Adient Chairman and Chief Executive Officer R. Bruce McDonald and other members of Adient’s executive management team on the floor of the New York Stock Exchange this morning to ring the opening bell, marking Adient’s first day trading as an independent company.

“I want to congratulate Bruce, the entire Adient team and our Johnson Controls employees for the hard work and dedication to get us to this historic day that positions both companies for success,” said Molinaroli.  “As an independent company, Adient will have the focus and resources necessary to  thrive as the world leader in automotive seating, and Johnson Controls is now uniquely positioned for growth as the global leader in products, technologies and integrated solutions for the buildings and energy sectors.”

The separation of Adient follows the completion of Johnson Controls merger with Tyco on Sept. 2, 2016, which created a combined company of $30 billion in revenue that will provide smarter, more secure and safer environments for customers around the world.

About Johnson Controls:

Johnson Controls is a global diversified technology and multi industrial leader serving a wide range of customers in more than 150 countries. Our 117,000 employees create intelligent buildings, efficient energy solutions, integrated infrastructure and next generation transportation systems that work seamlessly together to deliver on the promise of smart cities and communities. Our commitment to sustainability dates back to our roots in 1885, with the invention of the first electric room thermostat. We are committed to helping our customers win and creating greater value for all of our stakeholders through strategic focus on our buildings and energy growth platforms. For additional information, please visit http://www.johnsoncontrols.com or follow us @johnsoncontrols on Twitter.

Johnson Controls International plc Cautionary Statement Regarding Forward-Looking Statements

Johnson Controls International plc has made statements in this communication that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this communication, statements regarding Johnson Controls’ future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures and debt levels are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Johnson Controls’ control, that could cause Johnson Controls’ actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: any delay or inability of Johnson Controls to realize the expected benefits and synergies of recent portfolio transactions such as the merger with Tyco and the spin-off of Adient, changes in tax laws, regulations, rates, policies or interpretations, the loss of key senior management, the tax treatment of recent portfolio transactions, significant transaction costs and/or unknown liabilities associated with such transactions, the outcome of actual or potential litigation relating to such transactions, the risk that disruptions from recent transactions will harm Johnson Controls’ business, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, and cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Johnson Controls’ business is included in the section entitled “Risk Factors” in each of Johnson Controls, Inc.’s and Tyco International plc’s Annual Reports on Form 10-K for the 2015 fiscal year filed with the SEC on November 18, 2015 and November 13, 2015, respectively, and in the quarterly reports on Form 10-Q filed by each company with the SEC after such date, and available at www.sec.gov and www.johnsoncontrols.com under the “Investors” tab, as well as the Form 10 registration statement filed by Adient Limited and the amendments thereto. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this communication are made only as of the date of this document, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this communication.

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